                                                                  EXHIBIT 4.13.1



                                 AMENDMENT NO. 1
                                       TO
                             STOCK PURCHASE WARRANT


The Stock Purchase Warrant, dated October 10, 1996, by Norris Communications, Inc. in favor of Higham, McConnell & Dunning ("Holder"), is hereby amended as follows:

1. The first unnumbered paragraph of the Stock Purchase Warrant is hereby amended by deleting "$.65625" and inserting "$.15625" and deleting Section
     3.4 in its entirety.

Except as provided in this Amendment No. 1 to Stock Purchase Warrant, all terms and provisions of the Stock Purchase Warrant are in full force and effect, and have not been changed, amended or modified.

IN WITNESS WHEREOF, the Company and Holder have caused this Amendment No. 1 to Stock Purchase Warrant to be executed by duly authorized officers effective as of this 14th day of October, 1997.

                                                                       "Company"

                                                    NORRIS COMMUNICATIONS, INC.,
                                                          a Delaware corporation

                                       By: /s/  Alfred H. Falk
                                          --------------------------------------
                                       Title: President
                                             -----------------------------------

                                                                        "Holder"

                                                     HIGHAM, McCONNELL & DUNNING

                                       By: /s/ Curt Barwick
                                          --------------------------------------